UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 18, 2005

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
_	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
_	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
_	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant's Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On May 18, 2005, the Compensation Committee of the Board of Directors of Marsh & McLennan Companies, Inc. ("MMC") approved a new form of restricted stock award under the MMC 2000 Senior Executive Incentive and Stock Award Plan. A copy of the form of award is attached as an exhibit hereto.

On May 19, 2005, MMC stockholders approved amendments, effective May 23, 2005, to the Marsh & McLennan Companies, Inc. 2000 Senior Executive Incentive and Stock Award Plan, the Marsh & McLennan Companies, Inc. 2000 Employee Incentive and Stock Award Plan, the Marsh & McLennan Companies, Inc. 1997 Senior Executive Incentive and Stock Award Plan, and the Marsh & McLennan Companies, Inc. 1997 Employee Incentive and Stock Award Plan (together, the "Plans") which (i) expressly permit a one-time voluntary exchange of certain outstanding stock options issued under the Plans for new options covering fewer shares and (ii) prohibit exchanges thereafter of outstanding stock options issued under the Plans, unless stockholder approval is obtained.

On May 19, 2005, the Board of Directors of MMC approved a compensation arrangement with the Chairman of the Board of MMC, Robert F. Erburu. In recognition of Mr. Erburu's additional responsibilities as non-executive Chairman of the Board of Directors, he will receive supplemental compensation of $100,000 per year effective as of March 16, 2005, the date of his appointment as Chairman of the Board of MMC.

Section 9—Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits
10.1	Form of Restricted Stock Award under the MMC 2000 Senior Executive Incentive and Stock Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Bart Schwartz
Name:	Bart Schwartz
Title:	Vice President and Deputy General Counsel

Date:	May 23, 2005